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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 1999

                          WEBSTER FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

         DELAWARE                         0-15213               06-1187536
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State or other jurisdiction             (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (203) 753-2921
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                                 NOT APPLICABLE
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           (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

      On April 21, 1999, Webster Financial Corporation, a Delaware corporation ("Webster"), completed its acquisition of the assets and business of Maritime Bank & Trust Company, a Connecticut chartered commercial bank ("Maritime"), pursuant to an Agreement and Plan of Merger, dated as of November 3, 1998 ("the "Merger Agreement"). Maritime shareholders approved the Merger Agreement and the acquisition at a special meeting held on April 20, 1999.

      Webster Financial received an approval dated April 30, 1999 from its primary regulator, the Office of Thrift Supervision, to acquire Village Bancorp, Inc. ("Village") on a stock for cash and/or stock basis. Each share of Village common stock will be converted into (i) $23.50 in cash, (ii) 0.8545 of a share of Webster common stock, or (iii) a combination of cash and Webster common stock. Village shareholders approved the proposed acquisition at a special meeting of shareholders held on May 4, 1999.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WEBSTER FINANCIAL CORPORATION
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                                      (Registrant)

                                       /s/ John V. Brennan
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                                       John V. Brennan
                                       Executive Vice President,
                                         Chief Financial Officer and Treasurer

Date: May 6, 1999